UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

☒	Definitive Additional Materials

GREAT BASIN SCIENTIFIC, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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	(2)	Aggregate number of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GREAT BASIN SCIENTIFIC, INC.

2441 SOUTH 3850 WEST

SALT LAKE CITY, UTAH 84120

Dear Unit Holder,

Enclosed you will find the documents related to our Consent Solicitation dated June 1, 2015. We encourage you to carefully review these materials.

The Consent Solicitation Statement on Schedule 14C and the accompanying Letter of Consent are being mailed in connection with the solicitation of written consents to amend the below-described securities of Great Basin Scientific, Inc. (the “Company,” “we,” or “our”) that we issued in a public offering that closed in March 2015 (the “Offering”). Pursuant to the Offering, we issued 2,724,000 units (the “Units”), each of which consists of one share of Series E Convertible Preferred Stock and eight Series C Warrants, all of which were registered on a Registration Statement on Form S-1 (SEC File No. 333-201596). The securities underlying the Series E Convertible Preferred Stock include 10,896,000 shares of our common stock issuable upon conversion of the 2,724,000 outstanding shares of Series E Convertible Preferred Stock. The securities underlying the Series C Warrants include 21,792,000 shares of our common stock issuable upon the exercise of the 21,792,000 outstanding Series C Warrants.

As described in the Consent Solicitation Statement, if the amendments are approved, any investor who tenders an exercise notice exercising such investor’s Series C Warrants for cash prior to the earlier of August 25, 2015 or 15 days after the Separation Trigger Date (defined in the Consent Solicitation Statement), will receive the following accelerated conversion and exercise rights: (i) the subject Units (of which the exercised Series C Warrants form a part) held by such investor would automatically separate, (ii) the Series E Convertible Preferred Stock held by such investor will become immediately convertible at such investor’s option and (iii) the Series C Warrants held by such investor will become immediately exercisable for cash. No other terms of the Series E Preferred Stock and Series C Warrants will change as a result of these amendments except as otherwise described in the Consent Solicitation Statement. Units whose Series C Warrants are not exercised will not separate and will continue to be listed and trade on the Nasdaq Stock Market under the symbol “GBSNU”. The amendments do not obligate investors to exercise their Series C Warrants or convert their Series E Convertible Preferred Stock early; if an investor decides to exercise or convert the securities at a later date, that investor will still retain the same original rights it has under the Series C Warrants and Series E Convertible Preferred Stock, including the ability to exercise the Series C Warrants for cash or on a cashless basis upon the earlier of the Early Separation Date (defined in the Consent Solicitation Statement) or August 25, 2015. We are not asking you for a proxy and you are requested not to send us a proxy.

In Appendix I of the Consent Solicitation Statement you will find the written consent for you to fill out and sign if you would like to vote in favor of the amendments. Specifically, if you wish to consent to the amendments:

•	On page 5 of the Letter of Consent in Appendix I, under Holder, please sign, fill in your name and date your signature. Please also indicate the number of Units owned as of May 26, 2015 (the record date) and the corresponding number of shares of preferred stock and shares underlying Series C warrants

Please deliver the signed consent or copies to:

Great Basin Scientific, Inc.

2441 South 3850 West

Salt Lake City, UT 84120

Attn: Jeffrey Rona, Chief Financial Officer

If you have questions, please call 385-215-3306.

Sincerely,

/s/ Ryan Ashton

Ryan Ashton

Chief Executive Officer

June 2, 2015